CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 6, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A 33-50211) of Dreyfus Pennsylvania Intermediate Municipal Bond Fund.


                                               ERNST & YOUNG LLP


New York, New York
January 27, 1999